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                                                                  EXHIBIT (c)(4)










                        FORM OF INDEMNIFICATION AGREEMENT
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                  AGREEMENT dated as of the ____ day of __________, 199_ between
ISOMEDIX INC., a Delaware corporation (the "Indemnitor"), and the individual whose name appears on the signature page hereof as Indemnitee (the
"Indemnitee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, in recognition of the Indemnitee's need for substantial protection against personal liability arising out of his service to the Indemnitor and/or its subsidiaries and affiliates, and to induce the Indemnitee to continue to serve as a director, officer, employee, agent or fiduciary of the Indemnitor and/or various of its subsidiaries and affiliates, the Indemnitor wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee as set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. INDEMNIFICATION.

                           (a) The Indemnitor hereby agrees to indemnify the
Indemnitee in the event the Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any action, suit or proceeding (including any appeal), whether civil, criminal, administrative, investigative or other, relating to any occurrence or event before or after the date hereof, by reason of the fact that the Indemnitee is or was a director, officer, employee, fiduciary or agent of the Indemnitor or any of its subsidiaries or affiliates, or is or was serving at the request of the Indemnitor or any of its subsidiaries or affiliates as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including but not limited to any such action, suit or proceeding (including any appeal), whether civil, criminal, administrative, investigative or other by any third party or by or in the right of the Indemnitor or any of its subsidiaries or affiliates or any such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (hereinafter called a "Claim"), for and against



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expenses, including attorneys' fees, and all other costs, charges and expenses paid, incurred by or assessable against the Indemnitee in connection with investigating, defending, being a witness in or participating in, or preparing to defend, be a witness in or participate in, any Claim (collectively, "Expenses") and judgments, fines, penalties, taxes (including excise taxes), and amounts paid or to be paid in settlement (including all interest, assessments and other charges paid or payable in respect of the foregoing) incurred by the Indemnitee in connection with any Claim (collectively, "Damages").

                           (b) If requested by the Indemnitee, the Indemnitor
shall, upon presentation of bills, statements of account or invoices for Expenses relating to a Claim, advance to or pay on behalf of the Indemnitee, within 30 days of such request, any and all Expenses shown on such bills, statements or invoices relating to such Claim (an "Expense Advance"), upon receipt of a written undertaking by or on behalf of the Indemnitee to repay such Expense Advance in the event of a final determination, adjudication or judgment (as to which all rights of appeal have been exhausted or have lapsed) that the Indemnitee is not entitled to indemnification pursuant to this Agreement.

                           (c) In the event that the Indemnitee demands
indemnification hereunder as a result of any Claim, the Indemnitee shall, in a timely manner, provide the Indemnitor with notice of such Claim and shall make available to the Indemnitor all information in the Indemnitee's possession that relates to such Claim. The Indemnitor shall have the right, but not the obligation, to control the defense of the Indemnitee from such Claim at the Indemnitor's sole cost and expense and by counsel mutually acceptable to the Indemnitor and the Indemnitee. In the event that the Indemnitor shall elect to exercise such right to control such defense, the Indemnitee shall have the right to participate in such defense at its sole expense and through counsel of its choice. No Claim shall be settled or compromised without the consent of the Indemnitor, which shall not be unreasonably withheld, unless the Indemnitor shall have failed, after the lapse of a reasonable time, but in no event more than 30 days after notice to the Indemnitor of such proposed settlement or compromise, to notify the Indemnitee of the Indemnitor's reasonable objection thereto. The Indemnitee's failure to give timely notice or to provide copies of documents or to furnish information in connection with any Claim shall not constitute a defense to any claim for indemnification by the Indemnitee hereunder except, and only to the extent, that the Indemnitor is materially prejudiced thereby.



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                  2. INTERPRETATION OF INDEMNITY. It is agreed between the
parties that, although the indemnities and other protections given by the Indemnitor to the Indemnitee are considered necessary, fair and reasonable, if it should be found that any of the provisions are void as going beyond that which is permitted by law and if by deleting part of the wording or by substituting a more restricted indemnity or protection than that set out in
Section 1 such provision would be valid and enforceable, there shall be substituted such more restricted indemnity or other provision or such deletions shall be made as shall render Section 1 or such part thereof valid and enforceable; provided, however, that the terms of such substituted indemnity or other provision or such deletions shall be consistent with the provisions of
Section 14.

                  3. PARTIAL INDEMNITY; SUCCESSFUL DEFENSE; BURDEN OF PROOF. If the Indemnitee is entitled under any provisions of this Agreement to indemnification by the Indemnitor for some or a portion of the Expenses and Damages but not, however, for all of the total amount thereof, the Indemnitor shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or in defense of any issue or matter therein, the Indemnitee shall be indemnified against any and all Expenses and Damages. In connection with any determination by action of the Board of Directors of Indemnitor, arbitration agency or court of competent jurisdiction regarding whether the Indemnitee is or is not entitled to be indemnified hereunder, the burden of proof shall be on the Indemnitor to establish that the Indemnitee is not so entitled.

                  4. NO PRESUMPTION. For purposes of this Agreement, the termination of any Claim by judgment, order or settlement (whether with or without court approval), conviction or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or had any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law.

                  5. CONTRIBUTION. In the event that the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Indemnitor, in lieu of indemnifying the Indemnitee, shall contribute to the Expenses and Damages, in such proportion as is deemed fair and reasonable in light of all



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of the circumstances of the related Claim by the Board of Directors of the
Indemnitor or by the arbitrator, agency or court before which such Claim was brought in order to reflect (i) the relative benefits received by the Indemnitor, or any subsidiary or affiliate of the Indemnitor, and the Indemnitee as a result of the events and/or transactions giving rise to such Claim; and/or
(ii) the relative fault of the Indemnitor or any subsidiary or affiliate of the Indemnitor (and its directors, officers, employees and agents) and the Indemnitee in connection with such events and/or transactions.

                  6. NOTICE TO THE INDEMNITOR BY THE INDEMNITEE. The Indemnitee agrees to notify the Indemnitor promptly in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any action which may result in a claim for indemnification or contribution hereunder.

                  7. ARBITRATION. Any controversy or claim arising out of a denial or threatened denial of indemnification to the Indemnitee under this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York, New York or in such other location mutually agreed to by the parties hereto. The arbitration award shall include attorneys' fees and costs to the prevailing party.

                  8. SEGREGATION OF FUNDS. In the event of any Claim, the Indemnitor shall, promptly upon written request by the Indemnitee from time to time following a Change in Control (as defined in Section 9), set aside in a separate fund an amount, as set forth in such request, sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim, and any and all Damages from time to time actually paid or claimed, reasonably anticipated or proposed to be paid.

                  9. ESTABLISHMENT OF TRUST. Immediately prior to or upon a Change in Control (as defined below), the Indemnitor shall, upon written request by the Indemnitee, promptly create a trust (the "Trust") for the benefit of the Indemnitee and from time to time, upon written request of the Indemnitee to the Indemnitor, shall fund the Trust in an amount, as set forth in such request, sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with



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investigating, preparing for and defending any Claim, and any and all judgments, fines, penalties and settlement amounts of any and all Claims from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee; (ii) the trustee of the Trust (the "Trustee") shall advance, within 30 business days of a request by the Indemnitee, any and all Expenses to the Indemnitee, not advanced directly by the Indemnitor to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Indemnitor under Section 1(b)); (iii) the Trust shall continue to be funded by the Indemnitor in accordance with the funding obligation set forth above; (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in the Trust shall revert to the Indemnitor upon a final determination by arbitration or court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. For purposes of this Agreement, a Change in Control of the Indemnitor shall be deemed to have occurred if:

                                    (A) a "person" (meaning an individual, a
partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than the Indemnitee or a group including the Indemnitee), acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Indemnitor having a right to vote in elections of directors and such acquisition shall not have been approved in advance of such acquisition by a majority of the Continuing Directors (as hereinafter defined) then in office; or

                                    (B) the Indemnitor is a party to a merger or
consolidation in which the Indemnitor is not the surviving corporation and such merger or consolidation shall not have been approved in advance by a majority of the Continuing Directors then in office; or

                                    (C) all or substantially all of the assets
of the Indemnitor are sold or otherwise disposed of and such sale or disposition shall not have been approved in advance by a majority of the Continuing Directors then in office.




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                  For purposes of this Agreement, the term "Continuing Director"
shall mean a member of the Board of Directors of the Indemnitor who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds of the Continuing Directors then in office.

                  10. INDEMNIFICATION FOR ADDITIONAL EXPENSES. The Indemnitor shall indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall, upon presentation of bills, statements of account or invoices for Expenses, within 30 business days of such request advance such Expenses shown on such bills, statements or invoices to the Indemnitee, which are incurred by the Indemnitee in connection with any claim asserted by or action brought by the Indemnitee for (i) indemnification or advance payment of Expenses by the Indemnitor under this Agreement, any other agreement to which the Indemnitor and Indemnitee are parties, or any provision of the Indemnitor's certificate of incorporation or by-laws now or hereafter in effect relating to Claims and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Indemnitor relating to Claims, upon receipt of a written undertaking by or on behalf of the Indemnitee to repay such Expenses in the event of a final determination, adjudication or judgment (as to which all rights of appeal have been exhausted or have lapsed) that the Indemnitee is not entitled to indemnification.

                  11. NON-EXCLUSIVITY. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the certificate of incorporation or by-laws of the Indemnitor or of any subsidiary or affiliate of the Indemnitor, or under applicable law, including without limitation the General Corporation Law of the State of Delaware, or otherwise, and nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's other such rights to indemnification. The Indemnitor may satisfy any of its obligations to the Indemnitee hereunder by causing any subsidiary or affiliate of the Indemnitor to satisfy such obligation on behalf of the Indemnitor.

                  12. AMENDMENTS, ETC. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.


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                  13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and, in the case of the Indemnitor, its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Indemnitor) or, in the case of the Indemnitee, his or her heirs and legal representative. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Indemnitor, or any subsidiary or affiliate of the Indemnitor, or any other enterprise at the Indemnitor's request.

                  14. SEVERABILITY. Subject to Section 2, if a court of competent jurisdiction shall determine that any provision of this Agreement is void and of no effect, the provisions of this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision, and this Agreement as so amended or modified shall not be rendered unenforceable or impaired but shall remain in force to the fullest extent possible in keeping with the intention of the parties hereto.

                  15. GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

                  16. LIABILITY INSURANCE. To the extent the Indemnitor maintains at any time an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with the terms of such policy or policies, to the maximum extent of the coverage available for any other director or officer of the Indemnitor under such insurance policy. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the parties hereto, and the execution and delivery of this Agreement shall not in any way be construed to limit or affect the rights and obligations of the Indemnitor and/or of the other parties under any such insurance policy.

                  17. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or seven business days after mailing by certified or registered mail, return receipt requested, with postage prepaid:




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                           (a)      If to the Indemnitee:

                                    at the address of the Indemnitee shown
                                    on the records of the Indemnitor

                           (b)      If to the Indemnitor:

                                    11 Apollo Drive
                                    Whippany, New Jersey  07981
                                    Attention:  John Masefield, President

or to such other address as the Indemnitee or Indemnitor shall designate in writing pursuant to the above.


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                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.


                                              Indemnitor:

                                              ISOMEDIX INC.



                                              By
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                                              Indemnitee:



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